AGREEMENT AND PLAN OF SHARE EXCHANGE
                      ------------------------------------


     THIS AGREEMENT AND PLAN OF SHARE EXCHANGE (the "Agreement) is made as of this 15th day of June, 2000, by and between ANYTHING INTERNET CORPORATION, a Colorado corporation ("Buyer") and INFORM WORLDWIDE, INC., a Colorado corporation ("Company").

     WHEREAS, the Board of Directors of each of the Buyer and the Company believe it is in the best interests of each company and its respective shareholders that Buyer acquire the Company through an exchange of the shares of Buyer for the shares of the Company (the "Merger") and, in furtherance thereof have approved the Merger;

     WHEREAS, pursuant to the Merger, among other things, all of the issued and outstanding shares of the capital stock of the Company shall be exchanged into the right to receive shares of common stock of Buyer on the basis of one share of Company into 150 shares of Buyer;

     WHEREAS, the parties intend that the transaction be treated as a tax-free reorganization under Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended;

     WHEREAS, the parties desire to make certain representations, warranties, covenants and other agreements in connection with the Merger;

     NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the parties, and of the terms, covenants and conditions hereinafter contained, the parties hereto agree as follows:

1.               THE  SHARE  EXCHANGE
                 --------------------

     1.1          The  Share  Exchange  .   At  the  Effective  Time (defined in
                  --------------------
Section 1.3) and subject to the terms and conditions of this Agreement and the applicable provisions of Colorado law, the shares of common stock of the Company will be exchanged into and for shares of the Buyer, and the Company shall continue as a wholly owned subsidiary of Buyer.

     1.2          Closing  .  Unless  this  Agreement is earlier terminated, the
                  -------
closing of the Merger (the "Closing") shall take place as soon as practically possible, but no later than two (2) business days following the written consent of the shareholders of the Company at the office of the Buyer, unless the parties agree otherwise. The actual date on which the Closing occurs is the "Closing Date."

     1.3          Certificate  of  Merger  .   On  the Closing Date, the parties
                  -----------------------
shall cause the Merger to be consummated by filing an Articles of Share Exchange (or like instrument) substantially in the form attached as Exhibit A (the "Merger Agreement") with the Secretary of State of Colorado in accordance with the Colorado Business Corporation Act. The time of acceptance of the Articles of Share Exchange by the Colorado Secretary of State shall be referred to as the "Effective Time."

     1.4          Effect  of the Merger .   At the Effective Time, the effect of
                  ---------------------
the Merger shall be as provided in the applicable provisions of Colorado law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, with respect to the Company stock, the former holders of the shares of common stock of the Company shall only be entitled to the exchange rights as provided in the Merger Agreement.

     1.5          Effect  on  Company  Capital  Stock  .
                  -----------------------------------

          (a)          Effect  on Company Capital Stock.  At the Effective Time,
                       --------------------------------
by virtue of the Merger and without any action on the part of the Company or the shareholders of the Company, each share of capital stock of the Company shall be exchanged automatically for the right to receive, upon surrender of the stock certificate, one hundred fifty (150) shares of Buyer and the shares of capital stock of the Company will be owned and held by the Buyer.

          (b)          Fractional  Shares.  Notwithstanding  anything  to  the
                       ------------------
contrary in this Agreement, no fractional shares of Buyer's common stock shall be issued pursuant to the Merger. In lieu of any fractional shares of Buyer's common stock pursuant to the Merger, cash adjustments will be paid to holders in respect of any fractional share of the capital stock of the Company that would otherwise be issuable in an amount equal to the product of such fractional amount and the fair market value of a share of capital stock of Buyer.

          (c)          Surrender  of  Certificates.  At  the  Effective  Time or
                       ---------------------------
promptly thereafter, the shareholders of the Company will surrender the certificates representing their Company's capital stock to the Buyer for cancellation and issuance of certificates for the appropriate number of shares of common stock of Buyer.

     1.6          Tax  Consequences  .  It  is  intended by the parties that the
                  -----------------
Merger shall constitute a reorganization within the meaning of Section 368 of the Code. Each party has consulted with its own tax advisors with respect to the tax consequences of the Merger.

     1.7          Board of Directors of Buyer .  The Board of Directors of Buyer
                  ---------------------------
will be increased to make two (2) seats available for Edgar P. Odenwalder III and Carole A. Baumbusch. Buyer will take appropriate action with respect to its Articles of Incorporation and By-laws to expand the Board of Directors and appoint Edgar P. Odenwalder III and Carole A. Baumbusch to the Board of Directors of Buyer.

     1.8          Further  Assurances  .   If,  at any time, after the Effective
                  -------------------
Time, any further action is necessary or desirable to consummate the Merger, to carry out the purposes of this Agreement, the officers, directors of the Company and Buyer are fully authorized in the name of their respective corporations to take, and shall take, all such lawful and necessary action.

2.               REPRESENTATIONS  AND  WARRANTIES  OF  COMPANY.   The  Company
                 ---------------------------------------------
represents and warrants to Buyer as follows, each of which representation and warranty is material and is being relied upon by Buyer and each of which is true and correct as at the date hereof and shall be true and correct as of the Effective Time, with the same effect as if each such representation and warranty had been made at and as of the Effective Time:

     2.1          Organization  and  Good  Standing  .   The  Company  is  a
                  ---------------------------------
corporation duly organized, validly existing and in good standing under the laws of the State of Colorado and is qualified to conduct business in Colorado and in all other jurisdictions where the nature of its assets and business requires such qualifications and the Company has the full corporate power and authority to own or lease its properties and operate its properties and assets, and to carry on its business as presently being conducted. True and correct copies of the incorporation documents and by-laws of the Company, together with all amendments thereto, have been delivered to Buyer.

     2.2          Capital  Stock  .
                  --------------

          (a) The Company has authorized capital stock consisting of 500,000 shares of common stock, $0.01 par value, of which 20,000 shares are issued and outstanding, and all of which are duly authorized, validly issued, fully paid, nonassessable, free of preemptive rights, and were issued in compliance with all federal and applicable state securities laws.

          (b) Except as set forth in Exhibit 2.2 hereof, there are no outstanding offers, options, warrants, rights, calls, commitments, obligations (verbal or written), conversion rights, plans or other agreements (conditional or unconditional) of any character providing for, requiring or permitting the offer, sale, purchase or issuance of any shares of capital stock of the Company or any other securities (as such term is defined in the Securities Act of 1933, as amended). Except as set forth in Exhibit 2.2, there are no equity securities of the Company that are reserved for issuance or are outstanding.

          (c) There are no outstanding or authorized stock appreciation, phantom stock, profit participation or other similar rights with respect to the Company. The Company is not a party to and, to the best of Company's knowledge, there are no voting trusts, proxies or other agreements or understandings with respect to the voting stock of the Company.

          (d) The common stock is owned by the shareholders free and clear of all liens, charges, encumbrances or claims of any kind whatsoever.

     2.3          Subsidiaries,  Divisions and Affiliates .  Except as set forth
                  ---------------------------------------
on Exhibit 2.3, there are no subsidiaries, divisions or affiliates of the Company. Except as set forth on Exhibit 2.3, the business of the Company has been conducted solely by the Company and not through any affiliates, joint venture or other entity, person or under any other name.

     2.4          No  Outstanding Obligations .  There are no contracts, options
                  ---------------------------
or other agreements or understandings pursuant to which the Company is or may be obligated to issue shares of its capital, and there are no obligations of the Company outstanding which may be converted into any shares of capital of such corporation and, except as disclosed in this Agreement, there are no other shares of the Company issued or outstanding.

     2.5          Equity  Investments .  Except as set forth in Exhibit 2.5, the
                  -------------------
Company does not own or have any rights to any equity interest, directly or indirectly, in any corporation, partnership, joint venture, limited liability company firm or other entity.

     2.6          Validity  of  Agreement .  The Company has all requisite power
                  -----------------------
and authority to enter into this Agreement and any ancillary agreements to which it is a party and to consummate the transactions contemplated by this Agreement. The execution, delivery and performance of this Agreement has been duly and validly executed and delivered by the Company. This Agreement constitutes a valid and binding obligation of the Company enforceable in accordance with its terms, except that such enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally.

     2.7          Effect of Agreement .  The execution, delivery and performance
                  -------------------
of this Agreement by the Company and consummation by the Company of the transactions contemplated hereby, will not, with or without the giving of notice and the lapse of time, or both, (a) violate any provision of law, statute, rule, regulation or executive order to which the Company is subject; (b) violate any judgment, order, writ or decree of any court applicable to the Company, or (c) result in the breach of or conflict with any term, covenant, condition or provision of, result in the modification or termination of, constitute a default under, or result in the creation or imposition of any lien, security interest, charge or encumbrance upon any of the assets pursuant to, any corporate charter, by-law, commitment, contract or other agreement or instrument, including any of the commitments, to which the Company is a party or by which any of the assets is or may be bound or affected or from which the Company derives benefit, which breach, conflict, modification, termination, default or encumbrance described in this clause (c) would be material to the business of the Company or any of its assets.

     2.8          Restrictions; Burdensome Agreements .   Except as set forth on
                  -----------------------------------
Exhibit 2.8, the Company is not a party to any contract, commitment or agreement, or any of the assets are not subject to, or bound or affected by, any provision of the articles of incorporation, by-laws, or other corporate restriction, or any order, judgment, decree, law, statute, ordinance, rule, regulation or other restriction of any kind or character, which would, individually or in the aggregate, materially adversely affect the Company's business or any of the assets.

     2.9          Governmental  and Other Consents .   No consent, authorization
                  --------------------------------
or approval of, or exemption by, any court, administrative agency or commission, governmental, public or self-regulatory body or authority ("Governmental Entity") or any third party is required in connection with the execution, delivery and performance by the Company of this Agreement or of any of the instruments or agreements herein referred to, or the taking of any action hereby contemplated.

     2.10          Financial  Statements  .  Except as disclosed in Exhibit 2.10
                   ---------------------
or as otherwise disclosed herein, the financial statements for the Company for the period ended May 31, 2000 (the "Company Financial Statements"), present fairly the financial position of such company as of the date to which they relate and have been prepared as internally generated, unaudited financial statements consistently prepared, and to the best of Company's knowledge, all items that could have a material adverse effect on the willingness of a prospective purchaser to acquire the Company have been disclosed in the Company Financial Statements or in the Exhibits to this Agreement.

     2.11          Absence  of Certain Changes or Events .   Since May 31, 2000,
                   -------------------------------------
except as disclosed on Exhibit 2.11, the Company has not suffered any adverse changes in, or the occurrence of any events which, individually or in the aggregate, has or have had, or might reasonably be expected to have, a material adverse affect on, the Company's financial condition, results of operations, business, the value of the assets or the shares. Without limiting the generality of the foregoing, except as set forth on Exhibit 2.11:

          (a) The Company has not sold, leased, transferred, or assigned any of its assets, tangible or intangible, other than for fair consideration in the ordinary course of business;

          (b) The Company has not entered into any agreement, contract, lease, or license (or series of related agreements, contracts, leases, and licenses) either involving more than $50,000 or outside the ordinary course of business consistent with past practice or entered into any transactions not in the ordinary course of business which would, individually or in the aggregate, materially adversely affect the assets or the business of the Company;

          (c) No party (including the Company) has accelerated, terminated, modified, or canceled any agreement, contract, lease, or license (or series of related agreements, contracts, leases, and licenses) to which the Company is a party or by which it is bound which involves more than $50,000;

          (d) The Company has not made any capital expenditure (or series of related capital expenditures) either involving more than $50,000 or outside the ordinary course of business consistent with past practice;

          (e) The Company has not made any capital investment in, any loan to, or any acquisition of the securities or assets of, any other person (or series of related capital investments, loans, and acquisitions) either involving more than $50,000 or outside the ordinary course of business consistent with past practice;

          (f) The Company has not issued any note, bond, or other debt security or created, incurred, assumed, or guaranteed any indebtedness for borrowed money or capitalized lease obligation either involving more than $50,000 singly or any group of related transactions totaling more than $50,000 in the aggregate;

          (g) The Company has not delayed or postponed the payment of accounts payable or other liabilities outside the ordinary course of business;

          (h) The Company has not canceled, compromised, waived, or released any right or claim (or series of related rights and claims) or other indebtedness owing to the Company;

          (i) Other than distributions necessary to pay Company shareholder's respective portion of income taxes as approved, or to be approved, by Buyer, the Company has not declared, set aside, or paid any dividend or made any distribution with respect to its capital stock (whether in cash or in kind);

          (j) The Company has not experienced any damage, destruction, or loss (whether or not covered by insurance) to any of its assets;

          (k) The Company has not made any loan to, or entered into any other transaction with, any of its directors, officers, and employees;

          (l) Except as set forth on Exhibit 2.11(l), the Company has not granted any increase in the compensation of any of its directors, officers, and employees or made any other change in employment terms for any of its directors, officers, and employees;

          (m) The Company has not adopted, amended, modified, or terminated any bonus, profit-sharing, incentive, severance, or other plan, contract, or commitment for the benefit of any of its directors, officers, and employees;

          (n) The Company has not made or pledged to make any charitable or other capital contribution outside the ordinary course of business;

          (o) The Company has not sold, assigned, transferred or granted any rights under or with respect to any Company Intellectual Property (as defined in Section 2.28(a)) other than in the ordinary course of business, consistent with past practice;

          (p) The Company has not had any labor trouble or claim of wrongful discharge or other unlawful labor practice;

          (q) The Company has not had any lawsuit or proceeding or investigation commenced or received notice or threat of any lawsuit or proceeding against the Company;

          (r) There has not been any other material adverse occurrence, event, incident, action, failure to act, or transaction outside the ordinary course of business involving the Company; and

          (s)          The  Company  has  not committed to any of the foregoing.

     2.12          Undisclosed  Liabilities  .   The  Company  has no liability,
                   ------------------------
and, to the best of the Company's knowledge, there is no basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against the Company giving rise to any liability, except for
(a) liabilities set forth on the face of the balance sheet of the Company dated May 31, 2000, and (b) liabilities which have arisen after the most recent fiscal month end in the ordinary course of business, none of which results from, arises out of, relates to, is in the nature of, or was caused by any breach of contract, breach of warranty, tort, infringement, or violation of law.

     2.13          Insurance  .  There are no outstanding or unsatisfied written
                   ---------
requirements or repeated verbal recommendations imposed or made by any of the Company's current insurance companies with respect to current policies covering any of the assets, or by any governmental authority requiring or recommending, with respect to any of the assets, that any repairs or other work be done on or with respect to, or requiring or recommending any equipment or facilities be installed on or in connection with, any of the assets. The Company carries, and (with respect to any period for which a claim against the Company may still arise) has always carried worker's compensation insurance in reasonable amounts, and other insurance which is reasonably necessary to the conduct of the Company's business. Exhibit 2.13 sets forth a correct and complete list of (a) all currently effective insurance policies and fidelity and surety bonds covering the assets or the business of the Company, and their respective annual premiums (as of the last renewal or purchase of new insurance), and (b) for the fiscal-year period ending on the date hereof, (i) all accidents, casualties or damage occurring on or to the assets or relating to the business or products of the Company which in the aggregate are in excess of $10,000, and (ii) claims for damages, contribution or indemnification and settlements (including pending settlement negotiations) relating thereto which in the aggregate are in excess of $10,000. Except as set forth on Exhibit 2.13, as of the date hereof there are no disputes with underwriters of any such policies and bonds, and to the best knowledge of the Company, there is no condition or circumstance applicable to the business of the Company, other than the sale of the Company shares pursuant to this Agreement, which may result in such termination or increase. The Company and the assets are in compliance with all conditions contained in such policies or bonds, except for non-compliance which, individually or in the aggregate, would not have a material adverse affect on the business of the Company or the assets.

     2.14          Compliance  with  Laws .  To the best of Company's knowledge,
                   ----------------------
Company materially has complied, and is currently in material compliance, with all applicable laws, statutes and ordinances, rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges of federal, state, local, and foreign governments, and all agencies thereof, and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against any of them alleging any failure so to comply.

     2.15          Employees  .   The  Company  has  delivered  to Buyer a list,
                   ---------
attached as Exhibit 2.15, setting forth the names of all directors, officers and employees (by classification or type) of the Company and its respective rates of compensation, including the portions thereof attributable to bonuses, and any other salary, bonus or other payment arrangement made with or promised to it.

     2.16          Employee  Benefit  Plans  .  Except  as  set forth on Exhibit
                   ------------------------
2.16, the Company has not at any time maintained, sponsored, adopted, made contributions to or obligated itself to make contributions to or to pay any benefits or grant rights under or with respect to (1) any pension, profit sharing or other plan of deferred compensation; (2) any medical plan, life insurance plan, short-term or long-term disability plan, severance plan, dental plan or other employee benefit plan or employee welfare benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 ("ERISA"); or (3) any personnel policy, excess benefit, bonus or incentive plan (including stock options, restricted stock, stock bonus, and deferred bonus plans), salary reduction agreements, change-of-control agreements, employment agreements or consulting agreements (collectively "Employee Benefit Plan").

     2.17          No Guarantees .   The Company is not a guarantor or otherwise
                   -------------
liable for any liability or obligation (including indebtedness) of any other person.

     2.18          Accounts  Receivable  .   Exhibit 2.18 contains a list of the
                   --------------------
accounts  receivable  and  customer  list  of  the  Company  as of May 31, 2000.

     2.19          Books  and  Records  .   The  books  of  account  and  other
                   -------------------
financial and corporate records of the Company are in all material respects complete, correct and up to date, with all necessary signatures, and are in all material respect accurately reflected in the Company Financial Statements.

     2.20          Absence  of  Litigation  .   Except  as  set forth on Exhibit
                   -----------------------
2.20:

          (a) there are no material claims, actions, suits, proceedings, arbitrations, investigations or hearings pending, or to the best of the knowledge of the Company, threatened against or affecting the licenses, business, operations, properties or assets or the condition, financial or otherwise, of the Company, or in any way involving this Agreement or the transaction contemplated hereby. To the best knowledge of the Company, it has not waived any statute of limitations or other affirmative defense with respect to any of its obligations. There is no continuing order, injunction or decree of any court, arbitrator or governmental or administrative authority to which the Company is a party, or to which it is subject. Neither the Company nor any other current officer, director, partner or employee of the Company or any affiliate of the Company has been permanently or temporarily enjoined or barred by order, judgment or decree of any court or other tribunal or any agency or self-regulatory body from engaging in or continuing any conduct or practice in connection with the business engaged in by the Company.

          (b) there is no order or decree of any court or agency directed to the Company arising out of any judicial, or quasi-judicial, proceeding before any such court or agency with respect to the Company being in default of an order of such court or agency.

     2.21          No Interest in Competitors .   Set forth on Exhibit 2.21 is a
                   --------------------------
list describing the extent to which the Company or any other officer or director of the Company or any affiliate of any of the foregoing, directly or indirectly, owns more than a five percent (5%) interest in or controls or is an employee, officer, director, or partner of or participant in (but only to the extent such a participation exceeds one percent), or consultant to any corporation, partnership, limited partnership, limited liability company, joint venture, association or other entity which is a competitor, supplier or customer of the Company or has any type of business or professional relationship with the Company.

     2.22          Taxes  .   Except  as  reflected  in  the  Company  Financial
                   -----
Statements or in Exhibit 2.22 or in respect of taxes accruing with respect to the current fiscal year: (a) the Company has duly filed on a timely basis all tax returns required to be filed by it, and has paid all assessments and reassessments, and all other taxes, governmental charges, penalties, interests and fines due and payable by it on or before the date hereof and which are claimed by any governmental authority to be due and owing; and (b) there are no audits, actions, suits, proceedings, investigations or claims threatened or, examinations pending against the Company with respect to taxes, governmental charges or assessments or any other matters under discussion with any governmental authority relating to taxes, governmental charges or assessments asserted by any such authority.

     2.23          Contracts  and  Agreements  .  Exhibit  2.23  sets  forth all
                   --------------------------
material contracts, agreements, licenses and leases of all kind to which the Company is a party and, except for the items listed on such schedule, the Company is not a party to any contract, agreement or lease of any kind, and all such contracts, agreements and leases are valid, effective and in good standing, and no party thereto is in default or breach thereof. The Company is not a party to any material contract, agreement, license or lease of any kind, except as set forth on Exhibit 2.23 hereto.

     2.24          No  Defaults  .  Except  as  set  forth  on Exhibit 2.24, the
                   ------------
Company has fulfilled, or has taken all action reasonably necessary to enable it to fulfill when due, all of its obligations, except where the failure to do so would not, individually or in the aggregate, have a material adverse effect on the business of the Company or its assets (tangible or intangible). Furthermore, there has not occurred any default by the Company or any event which, with the lapse of time or the election of any person other than the Company, will become a default, nor to the knowledge of the Company has there occurred any default by others or any event which, with the lapse of time or the election of the Company, will become a default, except for such defaults, if any, which (a) have not resulted and will not result in any material loss to or liability of the Company or any of its successors or assigns or (b) have been indicated on Exhibit 2.24. The Company is not in arrears in any material respect with respect to the performance or satisfaction of the terms and conditions to be performed or satisfied by it under any of its material contracts, licenses or leases or other agreements and, to the best of Company's knowledge and belief, no waiver or variance has been granted by any of the parties hereto.

     2.25          No  Consents Required .  After the change in ownership of the
                   ---------------------
Company, except as set forth on Exhibit 2.25, each of the material contracts, licenses or leases included in the assets does not require the consent of the other parties thereto and, with respect to any of the commitments which do require the consent of the other parties thereto, the Company has obtained or prior to the Effective Time will obtain such consent and has provided or will provide Buyer with copies thereof.

     2.26          Intellectual  Property  .
                   ----------------------

          (a) For the purposes of this Agreement, the following terms have the following definitions:

               (i) "Intellectual Property" shall mean any or all of the following and all rights in, arising out of, or associated therewith: (A) all United States and foreign patents and applications therefor and all reissues, divisions, renewals, extensions, provisionals, continuations and continuations-in-part thereof; (B) all inventions (whether patentable or not), invention disclosures, improvements, trade secrets, proprietary information, know how, technology, technical data and customer lists, and all documentation relating to any of the foregoing; (C) all copyrights, copyrights registrations and applications therefor and all other rights corresponding thereto throughout the world; (D) all mask works, mask work registrations and applications therefor; (E) all industrial designs and any registrations any applications therefor throughout the world; (F) all trade names, logos, common law trademarks and service marks; trademark and service mark registrations and applications therefor and all goodwill associated therewith throughout the world; (G) all databases and data collections and all rights therein throughout the world; (H) all computer software including all source code, object code, firmware, development tools, files, records and data, all media on which any of the foregoing is recorded, all Internet and Worldwide Web addresses, URLs, sites and domain names; (I) any similar, corresponding or equivalent rights to any of the foregoing; and (J) all documentation related to any of the foregoing.

               (ii) "Company Intellectual Property" shall mean any Intellectual Property that is owned by or exclusively licensed to the Company.

               (iii) "Registered Intellectual Property" shall mean all United States, international and foreign: (A) patents, patent applications (including provisional applications); (B) registered trademarks, applications to register trademarks, intent-to-use applications, or other registrations on applications related to trademarks; (C) copyright registration; (D) any mask work registrations and applications to register mask works; and (E) any other Company Intellectual Property that is the subject of an application, certificate, filing, registration or other document issued by, filed with, or recorded by, any state, government or other public legal authority.

          (b) Exhibit 2.26(b) lists all Registered Intellectual Property owned by, or filed in the name of, the Company (the "Company Registered Intellectual Property") and lists any proceedings or actions before any court, tribunal (including the United States Patent and Trademark Office (the "PTO") or equivalent authority anywhere in the world) related to any of the Company Registered Intellectual Property Rights.

          (c) Except as set forth in Exhibit 2.26(c), each item of Company Intellectual Property, including all Company Registered Intellectual Property listed in Exhibit 2.26(b) and all Intellectual Property licensed to the Company, is free and clear of any liens, charges or encumbrances. The Company has rights to the trademarks, trade names and copyrights used in connection with the operation or conduct of the business of the Company that are sufficient to enable the Company to conduct its business as the business is currently conducted, including the sale of any products or technology or the provision of any services by the Company (other than with respect to products acquired from third parties). The Company, to its knowledge, owns exclusively, and has good title to, all copyrighted works that are Company products or other works of authorship that the Company otherwise purports to own.

          (d) To the extent that any Intellectual Property has been developed or created by any person other than the Company for which the Company has, directly or indirectly, paid, the Company has a written agreement with such person with respect thereto and the Company thereby has obtained ownership of, and is the exclusive owner of, by operation of law or by valid assignment, all such Intellectual Property.

          (e) Except as set forth in Exhibit 2.26(e), the Company has not transferred ownership of or granted any license of or right to use or authorized the retention of any rights to use any Intellectual Property that is or was Company Intellectual Property, to any other person.

          (f) The Company Intellectual Property constitutes all the Intellectual Property used in and/or necessary to the conduct of its business as it currently is conducted, including, without limitation, the design, development, manufacture, use, import and sale of the products, technology and services of the Company (including products, technology or services currently under development).

          (g) Except as listed in Exhibit 2.26(g), to the Company's knowledge, no person who has licensed Intellectual Property from the Company has ownership in such Intellectual Property.

          (h) To the Company's knowledge, Exhibit 2.26(h) lists all contracts, licenses and agreement between the Company and any other person wherein or whereby the Company has agreed to, or assumed, any obligation or duty to assume or incur any obligation or liability or provide a right of rescission with respect to the infringement or misappropriation by the Company or such other person of the Intellectual Property of any person other than the Company.

          (i) To the Company's knowledge, the operation of the business of the Company as it currently is conducted, including but not limited to the Company's design, development, use, import, manufacture and sale of the Company's website and the Company's products, technology or services (including portions of the Company's website or the Company's products, technology or services currently under development) does not infringe or misappropriate any Intellectual Property of any person, violate the rights of any person (including rights to privacy or publicity), or constitute unfair competition or trade practices under the laws of any jurisdiction. The Company has not received any notice from any person that the operation of the business of the Company as it currently is conducted, including but not limited to the Company's design, development, use, import, manufacture and sale of the products, technology or services (including products, technology or services currently under development) of the Company infringes or misappropriates the Intellectual Property (other than trademarks, trade names and service marks) of any person or constitutes unfair competition or trade practices under the laws of any jurisdiction.

          (j) All necessary registrations, maintenance and renewal fees in connection with such Registered Intellectual Property have been paid and all necessary documents and certificates in connection with such Company Registered Intellectual Property have been filed with the relevant patent, copyright, trademark or other authorities in the United States or foreign jurisdictions, as the case may be, for the purposes of maintaining such Registered Intellectual Property.

          (k) To the Company's knowledge, there are no contracts, licenses or agreements between the Company and any other person with respect to Company Intellectual Property under which there is any dispute known to the Company regarding the scope of such agreement, or performance under such agreement including with respect to any payments to be made or received by the Company thereunder.

          (l) To the Company's knowledge, as of the date of this Agreement, no person is infringing or misappropriating any Company Intellectual Property.

          (m) The Company has, and enforces, a policy requiring each employee, consultant and contractor to execute proprietary information, confidentiality and assignment agreements substantially in the Company's standard forms, and except as listed on Exhibit 2.26(m), all current employees, consultants and contractors of the Company have executed such an agreement;

          (n) To the Company's knowledge, as of the date of this Agreement, no Company Intellectual Property or product, technology or service of the Company, including its website, is subject, or may reasonably be expected to become subject to, any proceeding or outstanding decree, order, judgment, agreement or stipulation that restricts in any manner the use, transfer or licensing thereof by the Company or many affect the validity, use or enforceability of such Company Intellectual Property.

          (o) To the Company's knowledge, no: (A) product, technology, service or publication of the Company, including its website, (B) material published or distributed by the Company, including its website, or (C) conduct or statement of Company constitutes obscene material, a defamatory statement or material false advertising.

          (p) Except as set forth in Exhibit 2.26(p), all of the Company's products (including its website and products currently under development) will record, store, process, calculate and present calendar dates falling on or after (and if applicable, spans of time including) January 1, 2000, and will calculate any information dependent on or relating to such dates in the same manner, and with the same functionality, data integrity and performance, as the products record, store, process, calculate and present calendar dates on or before December 31, 1999, or calculate any information dependent on or relating to such dates.

     2.27          Permits,  Licenses,  etc.   There  are  no permits, licenses,
                   -------------------------
orders or approvals of the Company of governmental or administrative authorities required to permit the Company to carry on its business as currently conducted (other than (a) permit, licenses, orders and approvals of the Company which are set forth on Exhibit 2.27, all of which are in full force and effect, and (b) other permits, licenses, orders and approvals of the Company, the failure to obtain which would not, individually or in the aggregate, have a material adverse effect on the assets or on the Company's business).

     2.28          Marketable Title; No Liens .   Except as set forth in Exhibit
                   --------------------------
2.28, or as otherwise disclosed herein, the Company owns and has good and marketable title to all of the personal property and assets, tangible or intangible, as reflected on the Company Financial Statements (except for assets disposed of in the ordinary course of business, consistent with past practice since the respective dates of the Company Financial Statements), free and clear of all contracts of sale, liens, mortgages, pledges, security interests, charges, restrictions, prior assignments, encumbrances and claims of every kind.

     2.29          Powers  of  Attorney .   Except as set forth on Exhibit 2.29,
                   --------------------
no person has any power of attorney to act on behalf of the Company in connection with any of the Company's properties or business affairs other than such powers to so act as normally pertain to the officers of the Company.

     2.30          Sufficiency of Assets and Commitments .   Except as set forth
                   -------------------------------------
in Exhibit 2.30, the assets of the Company, tangible and intangible, taken in the aggregate, are sufficient and constitute all of the property and rights necessary, for the continuation of the business and operations of the Company on a basis consistent with past operations.

     2.31          Labor  Disputes,  Unfair  Labor  Practices  .   Except as set
                   ------------------------------------------
forth on Exhibit 2.31, the Company is not engaged in any labor practice which would have a material adverse affect on the assets or the Company's business. There is no pending or affirmatively threatened (a) unfair labor practice complaint, charge, labor dispute, strike, slowdown, walkout or work stoppage before the National Labor Relations Board or any other authority or (b) grievance or arbitration proceeding arising out of or under a collective bargaining agreement involving employees of the Company. There have been no strikes, labor disputes, slowdowns, walkouts, or work stoppages involving employees of the Company during the last three years. No union representation question exists with respect to the employees of the Company and no union organizing activities are taking place. The Company has not received notice from any of its employees of such employee's intent to terminate his or her employment or bring any action against the Company for any reason related to the transactions contemplated by this Agreement or for any other reason.

     2.32          Past Due Obligations .   Except as set forth on Exhibit 2.32,
                   --------------------
no past due obligations of the Company over $5000 have given rise or shall give rise within 5 days after the Effective Time (except as such will be performed by the Company prior to the Effective Time so as to relieve Buyer of all liability therefor) to any additional liability to Buyer on account of their being past due.

     2.33          Recent  Dividends  and Other Distributions .   There has been
                   ------------------------------------------
no dividend or other distribution of assets or securities whether consisting of money, property or any other thing of value, declared, issued or paid to or for the benefit of shareholders subsequent to the date of the most recent Company Financial Statements by the Company.

     2.34          No  Untrue  Statements  .  Neither  this  Agreement  nor  any
                   ----------------------
documents, certificates or statements furnished to Buyer by or on behalf of the Company in connection herewith contains any untrue statement of a material fact or omits to state a material fact (materiality being determined in relation to the Company taken as a whole) necessary in order to make the statements contained herein and therein not misleading. There is no fact known to the Company, which materially adversely affects, or in the future may materially adversely affect, the business, properties, assets, prospects or financial condition of the Company which has not been set forth in this Agreement or the exhibits hereto or otherwise disclosed in writing to Buyer including by means of the financial statements for the Company.

     2.35          Warranties;  Indemnities  .   Except  for  the warranties and
                   ------------------------
indemnifies contained in those contracts and agreements set forth in Exhibit 2.35, the Company has not issued any warranties or indemnities relating to products or technology sold or licensed or services rendered by the Company, other than warranties and indemnities that are not in the aggregate, reasonably expected to have a material adverse effect.

     2.36          Restrictions  on  Business Activities .   Except as set forth
                   -------------------------------------
on Exhibit 2.36, to the Company's knowledge, there is no agreement (noncompete or otherwise), commitment, judgment, injunction, order or decree to which the Company is a party or otherwise binding upon the Company which has or may have the effect of prohibiting or impairing any business practice of the Company, any acquisition of property (tangible or intangible) by the Company or the conduct of business as currently run by the Company. Without limiting the foregoing, the Company has not entered into any agreement under which the Company is restricted from selling, licensing or otherwise distributing any of its technology or products to or providing services to, customers or potential customers or any class of customers, in any geographical area, during any period of time or in any segment of the market.

     2.37          Environmental  Matters  .
                   ----------------------

          (a) To the Company's knowledge, the Company has not transported, stored, used, manufactured, disposed of, released or exposed its employees or others to Hazardous Materials in violation of any law in effect on or before the Effective Time, nor has the Company disposed of, transported, sold, or manufactured any product containing a Hazardous Material (any or all of the foregoing being collectively referred to as "Hazardous Materials Activities") in violation of any rule, regulation, treaty or statute promulgated by any governmental entity in effect prior to or as of the date hereof to prohibit, regulate or control hazardous materials or any Hazardous Material Activity.

          (b) To the Company's knowledge, the Company currently holds all environmental approvals, permits, licenses, clearances and consents (the "Environmental Permits") necessary for the conduct of the Company's Hazardous Material Activities, respectively, and other businesses of the Company as such activities and businesses are currently being conducted. For purposes of this Agreement, the term "Hazardous Materials" includes but is not limited to any and all substances (whether solid, liquid or gas) defined, listed, or otherwise classified as pollutants, hazardous wastes, hazardous substances, hazardous materials, extremely hazardous wastes, or words of similar meaning or regulatory effect under any present Environmental Laws or that may have a negative impact on human health or the environment, including, without limitation, petroleum and petroleum products, asbestos and asbestos-containing materials, polychlorinated biphenyls, lead, materials containing lead-based paint, radon, radioactive materials, flammables and explosives.

          (c) No action, proceeding, revocation proceeding, amendment procedure, writ, injunction or claim is pending nor has the Company received notice (oral or written) of any action, proceeding, revocation proceeding, amendment procedure, writ, injunction or claim threatened concerning any Environmental Permit, Hazardous Material or any Hazardous Materials Activity of the Company.

     2.38          Brokers' and Finders' Fees; Third Party Expenses .  Except as
                   ------------------------------------------------
set forth in Exhibit 2.38 the Company has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby. Exhibit 2.38 sets forth the principal terms and conditions of any agreement, written or oral, with respect to such fees.

3.               REPRESENTATIONS AND WARRANTIES OF BUYER.   Buyer represents and
                 ---------------------------------------
warrants to the Company that the following are true and correct as of the date hereof:

     3.1          Organization  and Good Standing .  Buyer is a corporation duly
                  -------------------------------
organized, validly existing and in good standing under the laws of the State of Colorado and is validly existing and in good standing under its jurisdiction of incorporation and is qualified to do business in all jurisdictions where the nature of its assets and business requires such qualification and has the full corporate power and authority to own, lease and operate its property and businesses.

     3.2          Capitalization .  Buyer has an authorized capitalization of 50
                  --------------
million shares of common stock and 10 million shares of convertible Class A preferred. There are presently issued and outstanding 2,454,046 shares of common stock of Buyer and 1,106,716 shares of convertible Class A preferred stock of Buyer. No other stock of Buyer is outstanding.

     3.3          Corporate  Authorization  .  The  execution and performance of
                  ------------------------
this Agreement and the issuance and delivery of the Buyer's shares of common stock in accordance with the provisions hereof have been duly authorized by all necessary corporate action on the part of Buyer and this Agreement constitutes a valid, binding and enforceable obligation upon Buyer except that such performance may be limited by bankruptcy, insolvency, or other similar laws affecting the enforcement of creditors' rights generally.

     3.4          No  Breach  or  Violation  .  The execution and performance of
                  -------------------------
this Agreement and compliance with the provisions hereof by Buyer will not violate, with or without the giving of notice or the passage of time, any applicable law or regulation and will not conflict with, or result in the breach of, any of the terms, conditions or provisions of, or constitute a default under, any corporate charter, by-law, indenture, mortgage, agreement or other instrument to which Buyer is bound.

     3.5          Continuation of Business .  Buyer shall continue the operation
                  ------------------------
and conduct of the business of Company as presently conducted for such period of time as may be required under Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended.


4.               CONDUCT  PRIOR  TO  EFFECTIVE  TIME.
                 -----------------------------------

     4.1          Conduct  Prior  to Effective Time .  The Company covenants and
                  ---------------------------------
agrees between the date of this Agreement and the Effective Time or date of termination of this Agreement, as the case may be, except as permitted or required by this Agreement or as Buyer may otherwise consent in writing, to:

          (a) operate the business of the Company only in the usual, regular and ordinary manner, consistent with past practice and use its best efforts to (I) preserve the present business organization of the Company intact,
(II) keep available the services of the present employees of the Company who are listed on Exhibit 2.15, and (III) preserve the current business relationships of the Company with customers, suppliers, distributors and others having business dealings with it;

          (b) bear the risk of loss or damage to the assets on and prior to the Effective Time where such risk of loss is not the legal obligation of another, and maintain all properties and assets, tangible or intangible, necessary for the conduct of the business of the Company, whether owned or leased;

          (c) maintain the books, records and accounts of the Company in the usual, regular and ordinary manner, on a basis consistent with prior periods;

          (d) duly comply with all laws which apply to the Company and to the conduct of its business;

          (e) perform all of the obligations of the Company without default, unless such default is of no significance to the Company and could have no adverse impact on the Company, its assets or business;

          (f) not (I) amend the Company's Articles of Incorporation or by-laws; (II) merge with or into, consolidate, amalgamate or otherwise combine with, any other entity, or agree to do any of the foregoing; or (III) change the character of the business of the Company;

          (g) not (I) encumber, mortgage, or voluntarily subject to lien any of the existing assets; (II) transfer, sell, lease, license or otherwise dispose of any of, or any part of, the assets except in the ordinary course of business, and consistent with past practice; (III) convey, transfer or acquire any assets or property to, for or on behalf of the Company, other than in the ordinary course of business, consistent with past practice; (IV) enter into any arrangement, agreement or undertaking, with respect to any of the Company's employees relating to the payment of any bonus, severance, profit-sharing or special compensation or any increase in the compensation payable or to become payable to any such employee; or (V) incur any material fixed or contingent obligation or enter into any agreement, commitment, contract or other transaction or arrangement relating to the business of the Company or its assets;

          (h) except in the ordinary course of business and consistent with past practice, (I) sell or enter into any license agreement with respect to Company Intellectual Property with any person or entity or (II) buy or enter into any license agreement with respect to Intellectual Property of any person or entity;

          (i) except in the ordinary course of business and consistent with past practice, transfer to any person or entity any rights to Company Intellectual Property;

          (j) commence any litigation or settle (I) any litigation for $50,000 or more or (II) any litigation relating to Intellectual Property rights; provided that the Company shall have the right to settle litigation outstanding as of the date hereof, so long as the terms of such settlement involve no monetary obligation or other liability imposed on the Company;

          (k) not make any distributions or dividends of assets or securities, nor any changes to the capital structure of the Company;

          (l) not modify, change or terminate any of its material obligations other than in the ordinary course of business, or grant any power of attorney with respect to the business of the Company or the assets to any party except Buyer; and

          (m) except for payment of the Company's current obligations, not to incur any additional obligations and liabilities, including (I) all liabilities for all claims incurred, whether or not reported, on or before the Effective Time under all "employee welfare benefit plans," within the meaning of ERISA, (II) all liabilities or obligations for vacations or sick leave or retiree, medical or life benefits to employees or former employees of the Company, and (III) all liabilities of the Company for all benefits accrued under any "employee pension benefit plan," within the meaning of ERISA under each Employee Benefit Plan.

     4.2          Access  to  Properties,  Records,  Suppliers,  Agents,  etc.
                  ------------------------------------------------------------
Company shall give to Buyer and to Buyer's counsel, financiers, accountants and other representatives access to and copies of such of the Company's properties, personnel, books, tax returns, contracts, commitments and records as relate to the assets, suppliers, agents, or other aspects of the business of the Company, and shall furnish to Buyer and such representatives all such additional instruments, contracts, documents or other written obligations (certified by officers of the Company, if so requested) and financial and other information concerning such business, assets, suppliers, agents, and other aspects of the business of the Company as Buyer or its representatives may from time to time request.

     4.3          Advice of Changes .   If the Company becomes aware of any fact
                  -----------------
or facts which, if known at the date hereof, would have been required to be set forth or disclosed in or pursuant to this Agreement or which, individually or in the aggregate, could materially adversely affect the business, assets or common stock of the Company, Company shall promptly advise Buyer in writing thereof.

     4.4          Conduct  .  Except as permitted or required hereby or as Buyer
                  -------
may otherwise consent in writing, the Company shall not enter into any transaction or take any action which would result in any of the representations and warranties of the Company contained in this Agreement or in any other document not being true and correct as of the time immediately after such transaction has been entered into or such event has occurred, and on the Effective Time.

     4.5          Satisfaction  of  Conditions  by Company .  The Company hereby
                  ----------------------------------------
covenants and agrees with Buyer, that, between the date of this Agreement and the Effective Time or date of termination of this Agreement, as the case may be, the Company shall use its best efforts to assure that the conditions set forth in Section 6 hereof are satisfied by the Effective Time.

     4.6          Non-Disclosure  of  Negotiations and Non-Usage of Documents of
                  --------------------------------------------------------------
Buyer  .  The Company hereby covenants and agrees with Buyer that, except as may
 ----
be required by law, the Company shall not publicly use, show, display, describe or otherwise disclose, directly or indirectly, in any manner, this Agreement, any Exhibits hereto or any other document created by Buyer's counsel, in whole or in part, which was the subject of negotiations between Buyer and the Company, or any of the terms or other aspects of the negotiations between Buyer and the Company, in the event that the closing shall not occur for any reason. The
Company further agrees that it will return and instruct all of its advisors, representatives and other parties to return to Buyer all documents or other written material regarding this transaction that were obtained from Buyer or its counsel during the course of the negotiations (including all drafts of all documents).

     Prior to the closing, Company will use its best efforts to keep confidential any and all information furnished to it by Buyer in the course of the negotiations. If for any reason the closing shall not occur, the Company will continue to use its best efforts to keep such information confidential, to the extent that it is protectable by law.

5.               PRE-CLOSING  COVENANTS  OF  BUYER.
                 ---------------------------------

     5.1          Satisfaction  of Conditions by Buyer .  Buyer hereby covenants
                  ------------------------------------
and agrees with the Company, that, between the date of this Agreement and the Effective Time or date of termination of this Agreement, as the case may be, Buyer shall use its best efforts to assure that the conditions set forth in
Section  7  hereof  are  satisfied  by  the  Effective  Time.

     5.2          Confidentiality  .  Prior  to  the Closing, Buyer will use its
                  ---------------
best efforts to keep confidential any and all information furnished to it by the Company in the course of negotiations. If for any reason the closing shall not occur, Buyer will continue to use its best efforts to keep such information confidential, to the extent that it is protectable by law, and will not use it and will return to the Company all documents or other written material regarding this transaction that were obtained during the course of negotiations (including all drafts of all documents).

     Prior to the closing, Buyer will use its best efforts to keep confidential any and all information furnished to it by Company in the course of the negotiations. If for any reason the closing shall not occur, the Buyer will continue to use its best efforts to keep such information confidential, to the extent that it is protectable by law.

6.               CONDITIONS  PRECEDENT  TO  THE  OBLIGATIONS  OF  BUYER.
                 ------------------------------------------------------

     The obligations of Buyer pursuant to this Agreement are subject to the satisfaction at the closing of each of the following conditions, any or all of which conditions may be waived by Buyer in its sole discretion:

     6.1          Accuracy  of  Representations  and  Warranties  .   All
                  ----------------------------------------------
representations and warranties made by the Company (contained in this Agreement, any Exhibit hereto, or any certificate or instrument delivered to Buyer or its representatives) shall be true on and as of the Effective Time with the same force and effect as though made on and as of the Effective Time (i.e., with
                                                                      ----
respect to a representation that a state of facts exists on or as of the date hereof, it is a condition that such state of acts exists on or as of the Effective Time; and with respect to a representation that a state of facts has or has not changed between a date prior to the date hereof and the date hereof, it is a condition that such state of facts has or has not changed between such prior date and the Effective Time), except as affected by the transactions contemplated by this Agreement.

     6.2          Performance  of Agreements .  The Company shall have performed
                  --------------------------
and complied with all covenants, obligations and agreements to be performed or complied with by them on or before the Effective Time pursuant to this Agreement.

     6.3          Litigation,  etc.
                  -----------------

          (a) Except as set forth on Exhibit 2.20, no claim, action, suit, proceeding, arbitration, investigation or hearing or notice of hearing shall be pending or threatened against or affecting the Company or any of the assets, which (i) might result either in an action to enjoin or prevent the consummation of the transactions contemplated by this Agreement; or (ii) would materially adversely affect the business of the Company or the ability of Buyer to consummate the transactions contemplated by this Agreement or to own the assets or to operate the business of the Company.

          (b) The Company shall not be in violation of any law, statute, ordinance, regulation or executive order, the enforcement of which would, individually or in the aggregate, materially adversely affect the assets or the business of the Company; or which would, individually or in the aggregate, materially adversely affect the ability of Buyer to consummate the transactions contemplated by this Agreement or to own the assets or to operate the business of the Company.

          (c) No law, regulation or decree shall have been proposed, adopted or promulgated, or have become effective, the enforcement of which would materially adversely affect the ability of Buyer to consummate the transactions contemplated by this Agreement or to own the assets or to operate any such business.

     6.4          Approves and Consents .   The Company shall have obtained, and
                  ---------------------
Buyer shall have received copies of all of the approvals and consents referred to in Section 2.25, each of which approvals and consents shall be in full force and effect and reasonably satisfactory in form and substance to Buyer and its counsel.

     6.5          Company's  Certificate  .   Buyer  shall  have  received  an
                  ----------------------
accurate certificate of the Company dated the Effective Time, satisfactory in form and substance to Buyer and its counsel, certifying (a) as to the fulfillment of the matters specified in Sections 6.1 through 6.3, and (b) any changes that Buyer is required to be notified of pursuant to Section 4.3, or that previously had not been disclosed to Buyer.

     6.6          Officer's  Certificate  .  Buyer  shall  have  received  a
                  ----------------------
certificate, dated the Effective Time, of the President of the Company, dated as of the Closing date, stating, among other things, that he is not aware of any material omissions or facts that would materially alter any of the Company Financial Statements, nor is he aware of any facts or factors that are reasonably likely to occur, or if known to other parties, that could have a material adverse affect on the financial condition, business, operations, assets, liabilities, management or prospects of the Company.

     6.7          Good  Standing Certificates .  Buyer shall have received (a) a
                  ---------------------------
certificate of the Office of the Secretary of State of Colorado, dated within 30 days before the Effective Time, certifying that the records of such state regarding the Company in such state reflect neither a certificate of dissolution, a court order declaring dissolution, a merger or consolidation which terminated its existence, nor suspension of its corporate powers, rights and privileges, and that in accordance with the records of such state, such corporation is authorized to exercise all of its corporate powers, rights and privileges in such state.

     6.8          Material Adverse Change .  There have been no material adverse
                  -----------------------
changes in the financial condition, business, operations, assets, liabilities, management or prospects of the Company.

     6.9          Actions,  Proceedings,  etc.   All  actions,  proceedings,
                  ----------------------------
instruments and documents required to carry out the transactions contemplated by this Agreement shall have been reasonably satisfactory to Buyer, such approval not to be unreasonably withheld.

     6.10          Opinion  of  Counsel  to  The  Company  .  Buyer  shall  have
                   --------------------------------------
received an opinion of counsel to the Company, addressed to Buyer, dated the Effective Time, in form and substance satisfactory to Buyer and its counsel.

     6.11          Licenses, Permits, Consents, etc.   Buyer shall have received
                   ---------------------------------
evidence, in form and substance reasonably satisfactory to counsel for Buyer, that such licenses, permits, consents, authorizations or orders of governmental authorities as are necessary to the consummation of the transactions contemplated by this Agreement and the continued operation of the business of the Company have been obtained.

     6.12          Documentation of Company Intellectual Property .  The Company
                   ----------------------------------------------
shall have delivered to Buyer true and complete copies of all of the documentation held by the Company relating to each of the Company's Intellectual Property.

     6.13          Officers'  Financial Certificate .  Buyer shall have received
                   --------------------------------
a certificate as set forth in Exhibit 6.13 from the Company dated as of the Effective Time, satisfactory in form and substance to Buyer and its counsel, certifying that the Company Financial Statements are true and correct, and accurately present the financial position of the Company during that interim period.

     6.14          Update  of  Exhibits  .  The  Company shall have furnished to
                   --------------------
Buyer as Exhibit 6.14, immediately prior to the Effective Time, an amendment to the Exhibits to this Agreement which shall update as of the Effective Time all information specifically required to be contained in the Exhibits as of the date hereof which have come into existence between the date hereof and the Effective Time, and the information supplied in the amendment to the Exhibits shall not show the incorrectness or untruthfulness or lack of completeness in any respect of any representation or warranty made by the Company as of the date hereof or as of the Effective Time, or the breach of any agreement, covenant or condition required by this Agreement to be performed or complied with by the Company prior to the Effective Time.

     6.15          Completion of Due Diligence and Approval of Exhibits .  Buyer
                   ----------------------------------------------------
shall have received sufficient information and access to such information on a timely basis regarding the Company and shall have approved all Exhibits to this Agreement.

     6.16          Employment  and  Consulting  Agreements  .  An  employment
                   ---------------------------------------
agreement and a consulting agreement with Edgar P. Odenwalder III and Carole A. Baumbusch, respectively, in the form attached as Exhibit 6.16 shall have been entered into by such persons.

7.               CONDITIONS  PRECEDENT  TO  THE  OBLIGATIONS  OF  THE  COMPANY.
                 -------------------------------------------------------------

     The obligations of the Company under this Agreement are subject to the satisfaction at the closing of each of the following conditions, any or all of which conditions may be waived by the Company in its sole discretion:

     7.1          Accuracy  of  Representations  and  Warranties  .  All
                  ----------------------------------------------
representations and warranties made by Buyer in this Agreement shall be true as of the Effective Time with the same force and effect as though made on and as of the Effective Time.

     7.2          Performance  of  Agreements  .  Buyer shall have performed and
                  ---------------------------
complied in all material respects with all covenants, obligations and agreements to be performed or complied with by it on or before the Effective Time pursuant to this Agreement.

     7.3          Employment  and  Consulting  Agreements  .  An  employment
                  ---------------------------------------
agreement and a consulting agreement with Edgar P. Odenwalder III and Carole A. Baumbusch, respectively, in the form attached as Exhibit 6.16 shall have been entered into by such persons.

8.               MISCELLANEOUS.
                 -------------

     8.1          Nature  and Survival of Representations, Warranties, Covenants
                  --------------------------------------------------------------
and  Indemnification  .  All  statements  contained  in this Agreement or in any
--------------------
Exhibit  or document delivered in connection with this Agreement shall be deemed
----
representations and warranties by such party hereunder. All representations, warranties, covenants and indemnities made in this Agreement or pursuant hereto shall survive the closing hereunder until one year from the date of closing except (a) with respect to any claim, written notice of which shall have been delivered to Buyer or the Company, as the case may be, prior to a date one year from the date of Closing, such claim shall survive the termination of such period and shall survive for as long as such claims is unsettled, and (b) with respect to any litigation which shall have been commenced to resolve such claim on or prior to such date.

     8.2          Entire  Agreement;  Amendment  .  This  Agreement  and  the
                  -----------------------------
documents referred to herein constitute the entire Agreement among the parties hereto with respect to the subject matter hereof and supersedes all prior written or oral warranties, representations, inducements, understandings, commitments, agreements or contracts. No amendment to or modification of the terms or conditions hereof shall be binding unless it is in writing and signed by the party against whom the amendment or modification is charged. No party hereto shall be bound by or charged with any written or oral arguments, representations, warranties, statements, promises or understandings not specifically set forth in this Agreement or in any Exhibit hereto or in certificates and instruments to be delivered pursuant hereto on or before the closing.

     8.3          Notices  .  All  notices  or  other communications required or
                  -------
permitted hereunder shall be in writing and shall be deemed given, delivered and received (a) when delivered, if delivered personally, (b) three days after mailing, when sent by registered or certified mail, return receipt requested and postage prepaid, (c) the next business day after delivery to a reputable private courier service, when delivered to a private courier service providing documented overnight service, and (d) on the date of delivery if delivered by telecopy, receipt confirmed, provided that a confirmation copy is sent on the next business day by registered or certified mail, return receipt requested and postage prepaid, in each case addressed as follows:

     If  to  Buyer:

          Anything  Internet  Corporation
          820  16th  Street
          Suite  732
          Denver,  Colorado  80202
          Attention:  Donald  W.  Prosser
          720/904-1396  -  fax

     with  a  copy  to:

          Gerald  L.  Fishman
          Charles  J.  Mack
          Wolin  &  Rosen,  Ltd.
          55  West  Monroe  Street
          Suite  3600
          Chicago,  Illinois  60603
          312/424-0660  -  fax

     If  to  the  Company:

          Inform  WorldWide,  Inc.
          10333  East  Dry  Creek  Road
          Suite  270
          Englewood,  Colorado
          Attention:  Edgar  Odenwalder,  III
          303/662-0700  -  fax

     with  a  copy  to:

          Stanton  Rosenbaum
          Isaacson,  Rosenbaum,  Woods  &  Levy,  P.C.
          633  17th  Street
          Suite  2200
          Denver,  CO  80202
          303/292-3152  -  fax

or to such other address as the recipient party may indicate by a notice delivered to the sending party (such change of address notice to be deemed given, delivered and received only upon actual receipt thereof by the recipient of such notice).

     8.4          Severability  .  Whenever  possible,  each  paragraph  of this
                  ------------
Agreement shall be interpreted in such manner as to be effective and valid under applicable law. If any paragraph of this Agreement shall be unenforceable or invalid under applicable law, such paragraph shall be ineffective only to the extent and duration of such unenforceability or invalidity and the remaining substance of such paragraph and the remaining paragraphs of this Agreement shall in such event continue to be binding and in full force and effect.

     8.5          Waivers  .  No  failure  by  any party to exercise any of such
                  -------
party's rights hereunder or to insist upon strict compliance with respect to any obligation hereunder, and no custom or practice of the parties at variance with the terms hereof, shall constitute a waiver by any party to demand exact compliance with the terms hereof. Waiver by any party of any particular default by any other party shall not affect or impair such party's rights in respect of any subsequent default of the same or of a different nature, nor shall any delay or omission of any party to exercise any rights arising from any default by any other party affect or impair such party's rights as to such default or any subsequent default. No action taken pursuant to this Agreement, including any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representation, warranty, covenant or agreement contained herein or in any other documents. Any party hereto may, at or before the Closing, waive any conditions to its obligations hereunder which are not fulfilled.

     8.6          Headings;  Certain  Terms  .  The  section  and other headings
                  -------------------------
contained in this Agreement are for reference purposes only and shall not be deemed to be a part of this Agreement or to affect the meaning or interpretation of this Agreement. As used in this Agreement, the term "including" means "including, but not limited to" unless otherwise specified; the word "or" means "and/or," and the word "person" means and refers to any individual, corporation, trust, partnership, limited liability company, joint venture, government or governmental authority, or any other entity.

     8.7          Counterparts  .  This  Agreement may be executed in any number
                  ------------
of counterparts, each of which, when executed, shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

     8.8          Expenses  .  Except as and to the extent otherwise provided in
                  --------
this Agreement, whether or not the transactions contemplated by this Agreement are consummated, the Buyer shall pay any and all expenses and the fees and expenses of Company's and other experts of Company.

     8.9          Termination  of  Agreement .  This Agreement may be terminated
                  --------------------------
and the transactions contemplated hereby may be abandoned at any time, but not later than the Effective Time:

          (a)          by  mutual  consent  of  the  parties;  or

          (b) by either party, if a condition precedent to such party's obligations, as recited in Section 6 or 7, has not been satisfied or waived.

In the event of the termination of this Agreement by any party as above provided, without material fault of any party, no party shall have any liability hereunder, including any liability for damages. In the event that a condition precedent to a party's obligation is not met, nothing contained herein shall be deemed to require any party to terminate this Agreement rather than to waive such condition precedent and proceed with the closing.

     8.10          Binding Effect; Benefits .  This Agreement shall inure to the
                   ------------------------
benefit of the parties hereto and shall be binding upon the parties hereto and their respective successors and permitted assigns. This Agreement may not be assigned by Company or Buyer without the prior express written consent of the other party. Except as otherwise set forth herein, nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto or their respective successors and permitted assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement.

     8.11          Disclosures .  Any disclosure by either party hereto pursuant
                   -----------
to any specific provision of this Agreement shall be deemed a disclosure for all other purposes of this Agreement.

     8.12          Section  References  .  All  references  contained  in  this
                   -------------------
Agreement to any section number are references to sections of this Agreement unless otherwise specifically stated.

     8.13          Brokers  and  Finders  .  Neither  Buyer  nor the Company has
                   ---------------------
employed any broker, agent or finder or incurred any liability for any brokerage fees, agents' commissions, finders' fees or advisory fees in connection with the transactions contemplated by this Agreement; and the Company on the one hand, and Buyer on the other hand, shall indemnify and hold each other harmless in respect of any such obligation or liability based in any way on agreements or arrangements or understandings claimed to have been made by any thereof with any third party.

     8.14          Public  Announcements  .  No  press  release  or other public
                   ---------------------
statement with respect to this Agreement or the transactions contemplated hereby shall be issued by any party without that party having consulted with and obtained the written consent of the other parties hereto; provided, however, notwithstanding the foregoing, Buyer, as a company subject to the U.S. securities laws and regulations relating to publicly-held companies, may make such public statements at such time and in such form as may be required under such laws or regulations as advised by its counsel.

     8.15          No Strict Construction .  The language used in this Agreement
                   ----------------------
will be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction will be applied against any person.

     8.16          Number and Gender .  Each defined term used in this Agreement
                   -----------------
has a comparable meaning when used in its plural or singular form. Each gender-specific term used herein will have a comparable meaning whether used in a masculine, feminine or gender-neutral form.

     8.17          No  Solicitation  .
                   ----------------

          (a) For purposes of this Section 8.17, the following terms shall have the following meanings:

               (i) "Acquisition Proposal" shall mean any offer or proposal (other than an offer or proposal by Buyer) contemplating or otherwise relating to any Company Acquisition Transaction.

               (ii) A party's "Associates" shall include such party's subsidiaries and other affiliates and the respective directors, officers, employees, agents, representatives, consultants, accountants, attorneys and financial advisors of such party and its affiliates.

               (iii) "Company Acquisition Transaction" shall mean any transaction not contemplated by this Agreement involving; (A) any sale, lease, exchange, transfer or other disposition of the assets of the Company or any subsidiary of the Company constituting more than 5% of the assets of the Company or accounting for more than 5% of the revenues of the Company in any one transaction or in an series of related transactions; or (B) any offer to purchase, tender offer, exchange offer or any similar transaction or series of related transactions made by any person, group or entity involving more than 5% of the outstanding shares of capital stock of the Company; or (C) any merger, consolidation, business combination, share exchange, reorganization or similar transaction or series of related transactions involving the Company other than any transaction which results in the stockholders of the Company before the transaction continuing to hold at least 95% of the outstanding voting securities of the Company after such transaction.

               (iv) "Termination Date" shall mean the earlier of (A) the Effective Time, or (B) the date that this Agreement is terminated in accordance with its terms.

     (b) The Company agrees that prior to and through the Termination Date, it shall not, directly or indirectly, and shall not authorize or permit any Associate of the Company to (i) solicit, initiate, encourage or induce the making, submission or announcement of any Acquisition Proposal or take any action that could reasonably be expected to lead to an Acquisition Proposal,
(ii) furnish any information regarding the Company or any subsidiary of the Company to any person, group or entity in connection with or in respect to any Acquisition Proposal, (iii) continue or engage in discussions with any person, group or entity with respect to any Acquisition Proposal, (iv) approve, endorse or recommend any Acquisition Proposal or (v) enter into any letter of intent, term sheet or similar document or any contract, commitment or other obligation of any kind contemplating or otherwise relating to any Company Acquisition Transaction (other than with Buyer and Merger Subsidiary). Without limiting the generality of the foregoing, the Company acknowledges and agrees that any violation of any of the restrictions set forth in the preceding sentence by an Associate of the Company shall be deemed to constitute a breach of this Section
(b). In addition, the Company agrees that any negotiations with respect to any of the above activities (other than negotiations with Buyer and Merger Subsidiary) in progress as of the date hereof will be suspended during the period from the date hereof through the Termination Date. In the event that the Company receives, directly or indirectly, any Acquisition Proposal, the Company shall immediately notify Buyer thereof, including information as to the identity of the offeror or the party making any such Acquisition Proposal and the specific terms of such Acquisition Proposal. The Company agrees that its obligations under this Section (b) are necessary and reasonable in order to protect Buyer and its business, and expressly agrees that monetary damages would be inadequate to compensate Buyer for any breach of this Section (b). Accordingly, the Company agrees and acknowledges that any such violation or threatened violation will cause irreparable injury to Buyer and that, in addition to any other remedies that may be available in law, in equity or otherwise, Buyer shall be entitled to obtain injunctive relief against the threatened breach of this Agreement or the continuation of any such breach, without the necessity of proving damages.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                         ANYTHING  INTERNET  CORPORATION

                         By:_____________________________________
                         Name:  Larry  G.  Arnold
                         Title:  Chief  Executive  Officer

                         INFORM  WORLDWIDE,  INC.

                         By:_____________________________________
                         Name:  Edgar  P.  Odenwalder  III
                         Title:  President